Exhibit 99.2

Strictly private & confidential; subject to NDAs and F.R.E. 408 and its equivalents; for discussion purposes only; all rights reserved Intrepid and Rothschild & Co have not performed a valuation or debt capacity analysis of CHK or its subsidiaries. All analysis herein is for preliminary illustrative purposes only. PROVED RESERVES SUMMARYYE 2019 SEC Reserves BridgeYE 2019 Proved Reserves Bridge By AssetPV-10 ($mm) Reserve Volume (MMBoe)AssetYE SEC Pricing6/10/20 Strip PricingYE SEC Pricing6/10/20 Strip PricingAppalachia $2,525 $2,162 654 647 South Texas 2,471 1,490 293 246 Brazos Valley 2,582 1,697 221 204 Gulf Coast 702 548 282 280 Powder River 473 239 73 49 Mid-Continent 262 155 50 45 Total $9,015 $6,290 1,572 1,472YE 2019 SEC Reserves Overview (6/10/2020 Strip Pricing)Reserves By Location PV-10 By Location PV-10 By Reserve Category Commodity Overview4% 9% 19% 34% 44%26%7% 21%14%17%27%24%74%72%Appalachia Gulf Coast South TexasProved DevelopedNatural GasOilBrazos Valley Powder River Mid-ContinentProved UndevelopedNatural Gas LiquidsNote: YE SEC prices reflect $55.69 / Bo and $2.58 / Mcf. 1

Strictly private & confidential; subject to NDAs and F.R.E. 408 and its equivalents; for discussion purposes only; all rights reserved

PROJECTIONS KEY ASSUMPTIONS

Category	Overview	
	2H 2020 – 2022	2022 – 2024
Effective Date	June 1, 2020 effective date; 2020E consists of 3 months of actuals	
Pricing	WTI and HH Strip pricing as of June 10, 2020; NGL pricing ranging between 38-40% of benchmark oil pricing	
Differentials	Basis based on management guidance and historical metrics; Differentials primarily based on contractual arrangements	
Production	Production includes historical downtime; Some limited duration curtailment in May – July 2020	
LOE	Assumes no further cost cutting or other adjustments to LOE	
Midstream	Includes contract rejections and renegotiations updated per latest business plan	
Capital Expenditures	6 – 8 rig program	7 – 8 long-term rig program
Estimated Cost Savings(1)	~$300mm – $350mm of annual savings through cost reduction opportunities and G&A savings, included in projections	

(1) Potential additional cost savings opportunities not included in the business plan with a present value of up to $100-150mm.

CHESAPEAKE ENERGY

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Strictly private & confidential; subject to NDAs and F.R.E. 408 and its equivalents; for discussion purposes only; all rights reservedDEVELOPMENT PLAN OVERVIEW2019A 2020E1QA 2QA 3QA 4QA 1QA 2QE 3QE 4QEAppalachia Gulf Coast South Texas Brazos Valley Powder River Mid-Continent TotalAvg. Rigs Running 3 3 2 2 3 4 4 4Gross Wells Drilled 13 13 10 11 19 20 20 23Dev. Capex(1) ($mm) $63 $49 $56 $28 $65 $74 $71 $72Avg. Rigs Running 3 1 1 0 1 1 2 2Gross Wells Drilled 5 3 1 1 3 5 7 6Dev. Capex(1) ($mm) $63 $43 $16 $1 $28 $36 $44 $47Avg. Rigs Running 4 4 4 4 4 1 -- -- Gross Wells Drilled 26 31 38 36 28 9 -- -- Dev. Capex(1) ($mm) $126 $113 $156 $168 $130 $38 $37 $6 Avg. Rigs Running 3 3 4 4 3 0 -- -- Gross Wells Drilled 15 20 20 17 15 -- -- -- Dev. Capex(1) ($mm) $112 $181 $240 $153 $152 $23 $11 $32 Avg. Rigs Running 5 6 6 5 3 1 -- -- Gross Wells Drilled 12 26 18 10 6 2 -- -- Dev. Capex(1) ($mm) $134 $139 $136 $107 $80 $17 $3 $4 Avg. Rigs Running 1 0 -- -- -- -- -- -- Gross Wells Drilled 6 -- -- -- -- -- -- -- Dev. Capex(1) ($mm) $37 $14 $11 $6 $2 $2 $2 $2 Avg. Rigs Running 19 18 17 15 14 7 6 6Gross Wells Drilled 77 93 87 75 71 36 27 29Dev. Capex(1) ($mm) $552 $553 $634 $482 $458 $190 $169 $162Note: Strip pricing as of June 10, 2020. June 1, 2020 effective date. 2020E consists of 3 months of actuals. (1) Includes D&C, workover, land/G&G and facilities capex.3 (2) Includes historical development cash expenses not allocated to a single basin.

Strictly private & confidential; subject to NDAs and F.R.E. 408 and its equivalents; for discussion purposes only; all rights reserved

LONG-TERM PROJECTIONS SUMMARY

Production (MBoe/d)


448
416
388
381
373
2020E
2021E
2022E
2023E
2024E

EBITDAX ($mm)


2Q – 4Q Hedge Gains
1Q Hedge Gains
$1,677
$755
$187
$735
$1,217
$1,213
$967
$967
$899
$899
$870
$870
2020E
2021E
2022E
2023E
2024E

Development Capex[(1)] ($mm)


2Q – 4Q Capex Spend
1Q Capex Spend
$979
$521
$458
$605
$605
$618
$618
$599
$599
$615
$615
2020E
2021E
2022E
2023E
2024E

Unlevered Free Cash Flow ($mm)


$590
$548
$839
$292
$1,089
$250
$1,292
$204
2020E
2021E
2022E
2023E
2024E
Cumulative Unlevered Free Cash Flow (2021E+)

CHESAPEAKE ENERGY

Note: Strip pricing as of June 10, 2020. June 1, 2020 effective date. 2020E consists of 3 months of actuals.
(1) Includes D&C, workover, land/G&G and facilities capex.

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Strictly private & confidential; subject to NDAs and F.R.E. 408 and its equivalents; for discussion purposes only; all rights reserved

FINANCIAL PROJECTIONS - SENSITIVITIES

Revenue ($mm)


$2,595
$2,754
$2,711
$3,011
$2,324
$2,582
$2,202
$2,447
$2,157
$2,395
2020E
2021E
2022E
2023E
2024E

EBITDAX Excluding Hedge Effects ($mm)


$735
$878
$1,213
$1,493
$967
$1,214
$899
$1,134
$870
$1,098
2020E
2021E
2022E
2023E
2024E

Unlevered Free Cash Flow ($mm)(1)


$590
$646
$548
$838
$292
$537
$250
$484
$204
$432
2020E
2021E
2022E
2023E
2024E

Cumulative Unlevered Free Cash Flow ($mm)(1)


$590
$646
$1,137
$1,485
$1,429
$2,022
$1,678
$2,506
$1,882
$2,938
2020E
2021E
2022E
2023E
2024E

6/10/20 Strip Pricing +10% Adjustment to Strip

CHESAPEAKE ENERGY

Note: Strip pricing as of June 10, 2020. June 1, 2020 effective date. 2020E consists of 3 months of actuals.
(1) Includes effects from hedges.

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Strictly private & confidential; subject to NDAs and F.R.E. 408 and its equivalents; for discussion purposes only; all rights reserved

CASH FLOW FORECAST AND DIP SIZING

($ in millions)

Month:	Forecast Q2 2020[1]	Forecast Q3 2020	Forecast Q4 2020	Forecast Q1 2021
Total Receipts	$ 376.2	$ 996.8	$ 1,156.5	$ 1,483.2
Total Operating Disbursements	(468.1)	(1,198.3)	(1,102.5)	(1,299.4)
Operating Cash Flow	**$ (91.9)**	**$ (201.5)**	**$ 54.0**	**$ 183.8**
Payments Related to Pre-Petition Debt	$ (2.0)	$ -	$ -	$ -
Total Restructuring Disbursements	(82.2)	(78.7)	(88.8)	(89.4)
NET CASH FLOW	**$ (176.1)**	**$ (280.2)**	**$ (34.7)**	**$ 94.4**
Cash Balance				
Beginning Cash Balance	**$ 5.0**	**$ 11.0**	**$ 10.8**	**$ 10.0**
Net Cash Flow	(176.1)	(280.2)	(34.7)	94.4
RBL Draws / (Paydowns)	125.0	-	-	-
DIP Draws / (Paydowns)	57.0	280.0	34.0	(94.0)
Ending Cash Balance	**$ 11.0**	**$ 10.8**	**$ 10.0**	**$ 10.4**
Pre-Petition RBL Financing				
Beginning RBL Balance	**$ 2,200.0**	**$ 750.0**	**$ 750.0**	**$ 750.0**
RBL Draw / (Paydown)	125.0	-	-	-
Proceeds from the Unwind of Hedges	(381.0)	-	-	-
RBL Roll-Up	(1,194.0)	-	-	-
Total RBL Facility Balance	**$ 750.0**	**$ 750.0**	**$ 750.0**	**$ 750.0**
DIP Financing				
Beginning Revolving DIP Balance	**$ -**	**$ 57.0**	**$ 337.0**	**$ 371.0**
DIP Draw / (Paydown)	57.0	280.0	34.0	(94.0)
LCs Issued Against the DIP Commitment	75.1	81.7	97.9	109.7
Roll-Up DIP Balance	1,194.0	1,194.0	1,194.0	1,194.0
Total DIP Facility Balance	**$ 1,326.1**	**$ 1,612.7**	**$ 1,662.9**	**$ 1,580.7**
RBL/DIP Availability	792.9	506.3	456.1	538.3
Total Liquidity	**$ 803.9**	**$ 517.1**	**$ 466.1**	**$ 548.7**
Memo: Max. Intra-Month Revolving DIP Facility Balance	*$ 132.1*	*$ 478.5*	*$ 575.1*	*$ 573.5*
Memo: Total Leverage (net of cash)	*$ 2,065.1*	*$ 2,351.9*	*$ 2,402.9*	*$ 2,320.3*

Notes:

(1) Reflects only June 2020

CHESAPEAKE ENERGY

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